UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2025

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GSI Technology, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-33387	77-0398779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1213 Elko Drive

Sunnyvale, California 94089

(Address of Principal Executive Offices) (Zip Code)

(408) 331-8800

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GSIT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 1, 2025, GSI Technology, Inc. (the “Corporation”) issued a press release announcing financial results for its fourth fiscal quarter and fiscal year ended March 31, 2025.  A copy of the press release is furnished with this report.

The information contained in Items 2.02 and 9.01 (Exhibit 99.1) of this report and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Events.

On May 1, 2025, the Corporation announced financial results for its fourth fiscal quarter and fiscal year ended March 31, 2025, which included net revenues of $5.9 million for the fourth quarter of fiscal 2025 and net revenues of $20.5 million for the full fiscal year. Net revenue increased 14% year-over-year and 9% from the third fiscal quarter, reflecting stronger demand for the Corporation’s SRAM chips.  The Corporation’s gross margin was 56.1% in the fourth quarter of fiscal 2025 compared to 51.6% in the fourth quarter of fiscal 2024 and 54.0% in the preceding third quarter of fiscal 2025.  The increase in gross margin from the third fiscal quarter was primarily due to higher revenue and product mix.  The Corporation’s gross margin was 49.4% for fiscal 2025 compared to 54.3% in fiscal 2024.  The decrease in gross margin for fiscal 2025 was primarily due to product mix and the effect of lower revenue on the fixed costs in the Corporation’s cost of revenues.  The Corporation also announced that it had secured an initial order for the Corporation’s radiation-hardened SRAM from a North American prime contractor, and that follow-on orders were expected in fiscal 2026.  The Corporation has continued to meet milestones for its Gemini-II SBIR programs with the Space Development Agency (SDA) and US Air Force Research Laboratory (AFRL).  The Corporation delivered a server with a Leda-2 board to AFRL and will soon ship a Gemini-II card to SDA.  The Corporation reported that in the fourth quarter of fiscal 2025, sales to KYEC were $1.7 million, or 29.5% of net revenues, compared to $544,000, or 10.6% of net revenues, in the same period a year ago and $1.2 million, or 22.7% of net revenues, in the prior quarter. The Corporation reported that in the fourth quarter of fiscal 2025, sales to Nokia were $444,000, or 7.5% of net revenues, compared to $694,000, or 13.5% of net revenues, in the same period a year ago and $239,000, or 4.4% of net revenues, in the prior quarter. The Corporation’s fourth quarter fiscal 2025 operating loss was $(2.3) million compared to an operating loss of $(4.5) million in the prior-year period and $(4.1) million in the prior quarter. The operating loss for fiscal 2025 was $(10.8) million compared to an operating loss of $(20.4) million in the prior year.  The Corporation’s stronger revenues, reduced research and development expenses, receipt of government funding under SBIR programs, gain on the sale of the Corporation’s headquarters building in Sunnyvale, California and disciplined cost management collectively led to this significantly reduced operating loss.  Net loss in the fourth quarter of fiscal 2025 was $(2.2) million, or $(0.09) per diluted share, compared to a net loss of $(4.3) million, or $(0.17) per diluted share, for the fourth quarter of fiscal 2024 and a net loss of $(4.0) million, or $(0.16) per diluted share, for the third quarter of fiscal 2025.  The Corporation’s net loss for fiscal 2025 was $(10.6) million, or $(0.42) per diluted share, compared to a net loss of $(20.1) million, or $(0.80) per diluted share, for fiscal 2024.  The Corporation also announced progress on the development of its associative processing unit (“APU”) products, including confirmation that the Corporation remains on schedule for the delivery of products pursuant to Small Business Innovation Research (SBIR) programs with the U.S. federal government and enhancements to its Plato product for edge AI applications with low power requirements.  The Corporation also announced that it had $13.4 million in cash and cash equivalents as of March 31, 2025.

Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Corporation’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Corporation as of the date hereof, and the Corporation assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a variety of risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the normal quarterly and fiscal year-end closing process. Examples of risks that could affect our current expectations regarding future revenues and gross margins include those associated with fluctuations in the Corporation’s operating results; the Corporation’s historical dependence on sales to a limited number of customers and fluctuations in the mix of customers and products in any period; global public health crises that reduce economic activity; the rapidly evolving markets for the Corporation’s products and uncertainty regarding the development of these markets; the need to develop and introduce new products to offset the historical decline in the average unit selling price of The Corporation’s products; the challenges of rapid growth followed by periods of contraction; intensive competition; the continued availability of government funding opportunities; delays or unanticipated costs that may be encountered in the development of new products based on our in-place associative computing technology and the establishment of new markets and customer and partner relationships for the sale of such products; and delays or unexpected challenges related to the establishment of customer relationships and orders for the Corporation’s radiation-hardened and tolerant SRAM products. Many of these risks are currently amplified by and will continue to be amplified by, or in the future may be amplified by, economic and geopolitical conditions, such as changing interest rates, worldwide inflationary pressures, policy unpredictability, the imposition of tariffs and other trade barriers, military conflicts and declines in the global economic environment. Further information regarding these and other risks relating to the Corporation’s business is contained in the Corporation’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	GSI Technology, Inc. Press Release dated May 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Technology, Inc.

Date: May 1, 2025	By:	/s/ DOUGLAS M. SCHIRLE
Douglas M. Schirle
Chief Financial Officer